EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form S-8 of Tower Financial Corporation of our report dated June 28, 2007 appearing in this Annual Report on Form 11-K of the Tower Financial 401(k) Plan for the year ended December 31, 2006.

Crowe Chizek and Company LLC

Oak Brook, Illinois
June 29, 2007